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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2000, except for Note 11, as to which the date is July 27, 2000, in the Registration Statement (Form S-1) and related Prospectus of Discovery Partners International, Inc. for the registration of shares of its common stock.


                                     /s/ ERNST & YOUNG LLP


San Diego, California
July 27, 2000